                                                                   EXHIBIT 4.2

                          MCS STOCK OPTION AGREEMENT


     THIS MCS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of 23 February 26, 2000, among NetIQ Corp., a Delaware corporation ("NetIQ"), Mission Critical Software Inc., a Delaware corporation ("MCS"). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement (as defined below).

                                   RECITALS
                                   --------

     A. MCS, Merger Sub (as defined below) and NetIQ have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "Merger") of a wholly-owned subsidiary of NetIQ ("Merger Sub") with and into the MCS. Pursuant to the Merger, all outstanding capital stock of the MCS will be converted into the right to receive Common Stock of NetIQ.

     B. As a condition to NetIQ's willingness to enter into the Merger Agreement, NetIQ has requested that MCS agree, and MCS has so agreed, to grant to NetIQ an option to acquire shares of MCS's Common Stock, par value $0.001 per share ("MCS Shares"), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Grant of Option. MCS hereby grants to NetIQ an irrevocable option (the
          ---------------
"Option") to acquire up to 3,416,052 MCS Shares (the "Option Shares"), in the manner set forth below by paying cash at a price of $69,1855 per share (the "Exercise Price").

     2.   Exercise of Option; Maximum Proceeds.
          ------------------------------------

          (a) The Option may be exercised by NetIQ, in whole or in part, at any time or from time to time(i) if the Merger Agreement is terminated pursuant to 7.1(h) thereof and an event causing the MCS Termination Fee to become payable pursuant to Section 7.3(b) of the Merger Agreement occurs or (ii) immediately prior to the occurrence of any event causing the MCS Termination Fee to become payable pursuant to Section 7.1(b) or 7.1(d) thereof (any of the events being referred to herein as an "Exercise Event"). In the event NetIQ wishes to exercise the Option, NetIQ will deliver to the MCS a written notice (each an "Exercise Notice") specifying the total number of Option Shares it wishes to acquire. Each closing of a purchase of Option Shares (a "Closing") will occur on a date and at a time prior to the termination of the Option designated by NetIQ in an Exercise Notice delivered at least two (2) business days prior to the date of such Closing, which Closing will be held at the principal offices of the MCS.

          (b) The Option will terminate upon the earliest of (i) the Effective Time, (ii) twelve (12) months following the date on which the Merger Agreement is terminated pursuant to Section 7.1(b) or 7.1(d) thereof, if no event causing the Termination Fee to become payable pursuant to Section 7.3(b)(ii) of the Merger Agreement has occurred, (iii) twelve (12) months following the date on which the Merger Agreement is terminated pursuant to Section 7.1(h) thereof, (iv) in the event the Merger Agreement has been terminated pursuant to Section 7.1(b) or 7.1(d) thereof and the Termination Fee became payable pursuant to Section 7.3(b)(ii) thereof, twelve (12) months after payment of the Termination Fee; and (v) the date on which the Merger Agreement is terminated if neither a Triggering Event nor the public announcement of a MCS Acquisition Proposal by a third party occurred on or prior to the date of such termination; provided, however, that if the Option cannot be exercised by reason
             --------  -------
of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act will not have expired or been terminated, then the Option will not terminate until the tenth (10/th/) business day after such impediment to exercise will have been removed or will have become final and not subject to appeal.

          (c) If NetIQ receives in the aggregate pursuant to Section 7.3(b) of the Merger Agreement together with either (i) proceeds in connection with any sales or other dispositions of Option Shares and any dividends received by NetIQ declared on Option Shares or (ii) in the aggregate pursuant to Section 6 of this Agreement, more than the sum of (x) $66,000,000 plus (y) the Exercise Price
                                                ----
multiplied by the number of MCS Shares purchased by NetIQ pursuant to the Option, then all proceeds to NetIQ in excess of such sum will be remitted by NetIQ to MCS.

     3.   Conditions to Closing. The obligation of MCS to issue Option Shares to
          ---------------------
NetIQ hereunder is subject to the conditions that (A) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder will have expired or been terminated; (B) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder will have been obtained or made, as the case may be; and (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance will be in effect. It is understood and agreed that at any time during which the Option is exercisable, the parties will use their respective best efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

     4.   Closing. At any Closing, (A) the MCS will deliver to NetIQ a single
          -------
certificate in definitive form representing the number of MCS Shares designated by NetIQ in its Exercise Notice, such certificate to be registered in the name of NetIQ and to bear the legend set forth in Section 9 hereof, against delivery of (B) payment by NetIQ to the MCS of the aggregate purchase price for the MCS Shares so designated and being purchased by delivery of a certified check or bank check.

     5.   Representations and Warranties of the MCS. MCS represents and warrants
          -----------------------------------------
to NetIQ that (A) MCS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (B) the execution and delivery of this Agreement by the MCS and consummation by the MCS of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the MCS and no other corporate proceedings on the part of the MCS are necessary to authorize this Agreement or any of the transactions contemplated hereby; (C) this Agreement has been duly executed and delivered by the MCS and constitutes a legal, valid and binding obligation of the MCS and, assuming this Agreement constitutes a legal, valid and binding obligation of NetIQ, is enforceable against the MCS in accordance with its terms; (D) except for any filings required under the HSR Act, the MCS has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued MCS Shares for NetIQ to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional MCS Shares or other securities which may be issuable pursuant to Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (E) upon delivery of the MCS Shares and any other securities to NetIQ upon exercise of the Option, NetIQ will acquire such MCS Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by NetIQ; (F) the execution and delivery of this Agreement by the MCS do not, and the performance of this Agreement by the MCS will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the MCS or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the MCS or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the MCS's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the MCS or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the MCS or any of its subsidiaries is a party or by which the MCS or any of its subsidiaries or its or any of their respective properties are bound or affected; and (G) the execution and delivery of this Agreement by the MCS does not, and the performance of this Agreement by the MCS will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act.

          6.   NetIQ Put. At the request of and upon notice by NetIQ (the "Put
               ---------
Notice"), at any time during the period during which the Option is exercisable pursuant to Section 2 (the "Purchase Period"), the MCS (or any successor entity thereof) will purchase from NetIQ the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below (as limited by subparagraph (iii) below), and the Option Shares, if any, acquired by NetIQ pursuant thereto, at the price set forth in subparagraph (ii) below (as limited by subparagraph (iii) below):

               (a) The difference between the "Market/Tender Offer Price" for the MCS Shares as of the date NetIQ gives notice of its intent to exercise its rights under this Section 6(a) (defined as the higher of (A) the highest price per share offered as of such date pursuant to any MCS Acquisition Proposal which was made prior to such date and (B) the average closing sale price of MCS Shares then on the then Nasdaq National Market during the twenty (20) trading days ending on the trading day immediately preceding such date) and the Exercise Price, multiplied by the number of MCS Shares purchasable pursuant to the Option, but only if the Market/Tender Offer Price is greater than the Exercise Price. For purposes of determining the highest price offered pursuant to any MCS Acquisition Proposal which involves consideration other than cash, the value of such consideration will be equal to the higher of (x) if securities of the same class of the proponent as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such MCS Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the Board of Directors of the MCS.

          (b) The Exercise Price paid by NetIQ for MCS Shares acquired pursuant to the Option plus the difference between the Market/Tender Offer Price and such
              ----
Exercise Price (but only if the Market/Tender Offer Price is greater than the Exercise Price) multiplied by the number of MCS Shares so purchased.
                -------------

     7.   Payment and Redelivery of Option or Shares. In the event NetIQ
          ------------------------------------------
exercises its rights under Section 6(a), the MCS will, within five (5) business days after NetIQ delivers notice pursuant to Section 6(a), pay the required amount to NetIQ in immediately available funds and NetIQ will surrender to the MCS the Option and the certificates evidencing the MCS Shares purchased by NetIQ pursuant thereto.

     8.   Registration Rights.
          -------------------

          (a) Following the termination of the Merger Agreement, NetIQ (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to the MCS (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered, the "Registrable Securities") in order to permit the sale or other disposition of any or all shares of the Registrable Securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision. Holder agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5.0% of the then-outstanding voting power of Registrant. Upon a request for registration, the Registrant will have the option exercisable by written notice delivered to the Holder within ten (10) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price" equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq National Market for the ten (10) trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within ten
(10) business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

          (b) If the Registrant does not elect to exercise its option to purchase pursuant to Section 7(a) with respect to all Registrable Securities, the Registrant will use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition; provided,
                                                               --------
however, that the Holder will not be entitled to more than an aggregate of three
-------
(3) four effective registration statements hereunder. The obligations of Registrant hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate if the Board of Directors of Registrant shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Registrant or otherwise interfere with or adversely affect any pending or proposed offering of securities of Registrant or any other material transaction involving Registrant. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 90 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section 7 will again be applicable to any proposed registration. The Registrant will use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and will continue such registration or qualification in effect in such jurisdictions; provided, however, that the
                                               --------  -------
Registrant will not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision. If Registrant effects a registration under the Securities Act of MCS Common
Stock for its own account or for any other stockholders of Registrant (other than on Form S-4 or Form S-8, or any successor form), it will allow Holder the right to participate in such registration by selling its Registrable Securities, and such participation will not affect the obligation of Registrant to effect demand registration statements for Holder under this Section 7; provided that,
                                                                --------
if the managing underwriters of such offering advise Registrant in writing that in their opinion the number of shares of MCS Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Registrant will include the shares requested to be included therein by Holder pro rata with the shares intended to be included therein by Registrant.

          (c) The registration rights set forth in this Section 7 are subject to the condition that the Holder will provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder.

          (d) A registration effected under this Section 7 will be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant will provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

          (e)  Indemnification.
               ---------------

               (i) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, that the Registrant will not be liable in
                             --------
any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by such Holder or director or officer or controlling person or underwriter seeking indemnification.

               (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder for use therein; provided, that in no event will any indemnity under this
                 --------
Section 7(e) exceed the net proceeds of the offering received by the Holder.

               (iii) Each party entitled to indemnification under this Section 7(e) (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who will conduct the defense
--------
of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the
                                                     --------  -------
Indemnifying Party will pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided
                                                                --------
further, however, that the failure of any Indemnified Party to give notice as
-------  -------
provided herein will not relieve the Indemnifying Party of its obligations under this Section 7(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party will be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which will not be unreasonably withheld).

     9.   Adjustment Upon Changes in Capitalization; Rights Plans.
          -------------------------------------------------------

          (a) In the event of any change in the MCS Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, the Exercise Price will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction so that NetIQ will receive, upon exercise of the Option, the number and class of shares or other securities or property that NetIQ would have received in respect of the MCS
Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

          (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, if the number of outstanding shares of MCS Common Stock increases or decreases after the date of this Agreement (other than pursuant to an event described in Section 9(a)), the number of shares of MCS Common Stock subject to the Option (including those Option Shares which may have already been exercised) will be adjusted so that it equals 19.99% of the number of shares of MCS Common Stock then issued and outstanding, without giving effect to any Option Shares.

          (c) At any time during which the Option is exercisable, and at any time after the Option is exercised (in whole or in part, if at all), the Company will not amend (nor permit the amendment of) the Company Rights Plan nor adopt (nor permit the adoption of) a new stockholders rights plan, that contains provisions for the distribution or exercise of rights thereunder as a result of Parent or any affiliate or transferee being the beneficial owner of shares of the Company by virtue of the Option being exercisable or having been exercised (or as a result of beneficially owning shares issuable in respect of any Option Shares).

     10.  Restrictive Legends.  Each certificate representing Option Shares
          -------------------
issued to NetIQ hereunder will include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED

     AS OF 23 FEBRUARY 26, 2000, A COPY OF WHICH MAY BE OBTAINED FROM
     THE ISSUER.

     It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Holder has delivered to Registrant a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Registrant and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

     11.  Listing and HSR Filing. The MCS, upon the request of NetIQ, will
          ----------------------
promptly file an application to list the MCS Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and will use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto will promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the MCS Shares subject to the Option at the earliest possible date.

     12.  Binding Effect.  This Agreement will be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of Section 7 will, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares will not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 7 will not be required to bear the legend set forth in Section 9.

     13.  Specific Performance.  The parties hereto recognize and agree that if
          --------------------
for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that in addition to other remedies the other party hereto will be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action will be brought in equity to enforce the provisions of the Agreement, neither party hereto will allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law.

     14.  Entire Agreement. This Agreement and the Merger Agreement (including
          ----------------
the appendices thereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     15.  Further Assurances.  Each party hereto will execute and deliver all
          ------------------
such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     16.  Validity.  The invalidity or unenforceability of any provision of this
          --------
Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

     17.  Notices.  All notices and other communications hereunder will be in
          -------
writing and will be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as will be specified by like notice):

          (a)  if to NetIQ, to:

               NetIQ Corp.
               5410 Betsy Ross Drive
               Santa Clara, California 95054
               Attention:  Chief Executive Officer
               Facsimile:  (408) 330-7000

               with copies to:

               Wilson, Sonsini, Goodrich & Rosati,
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention: Larry W. Sonsini, Esq.
                          Thomas C. DeFilipps, Esq.
               Facsimile: (650) 493-6811
               and to:

               Wilson Sonsini Goodrich & Rosati,

               Professional Corporation
               Spear Street Tower
               One Market
               San Francisco, California 94105
               Attention: Steve L. Camahort, Esq.
               Facsimile: (415) 947-2099

          (b)  if to MCS to:

               Mission Critical Software Inc.

               13939 Northwest Freeway
               Houston, Texas 77040
               Attention: Chief Financial Officer
               Facsimile: (713) 548-1829

               with a copy to:

               Davis Polk & Wardwell
               1600 El Camino Real
               Menlo Park, California 94025
               Attention: William M. Kelly, Esq.
               Facsimile: (650) 752-2111

     18.  Governing Law.  This Agreement will be governed by and construed in
          -------------
accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

     19.  Expenses.  Except as otherwise expressly provided herein or in the
          --------
Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

     20.  Amendments; Waiver.  This Agreement may be amended by the parties
          ------------------
hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     21.  Assignment.  Neither of the parties hereto may sell, transfer, assign
          ----------
or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder will inure to the benefit of and be binding upon any successor of a party hereto.

     22.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which will be deemed to be an original, but both of which, taken together, will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                        NETIQ CORP

                                        By: /s/ Ching-Fa Hwang
                                            -------------------------------

                                        Name: Ching-Fa Hwang
                                              -----------------------------

                                        Title: President and CEO
                                               ----------------------------


                                        MISSION CRITICAL SOFTWARE INC.


                                        By:  /s/ Michael S. Bennett
                                            -------------------------------

                                        Name:  Michael S. Bennett
                                            -------------------------------

                                        Title: Chairman/CEO
                                            -------------------------------

                [Signature Page to MCS Stock Option Agreement]